Exhibit 99.1

Xponential Fitness, Inc. Initiates Review of Strategic Alternatives to Maximize Shareholder Value

Appoints Nicole Parent Haughey to Board of Directors

IRVINE, Calif., April 6, 2026 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today announced its Board of Directors has initiated a review of strategic alternatives to maximize shareholder value.

As part of this process, the Board’s independent directors will evaluate a range of potential alternatives, which may include a sale of the Company, a merger, or another strategic or financial transaction. The Company has engaged Jefferies LLC as its financial advisor for the strategic review process.

Rachel Lee and Lily Yang, Independent Directors on Xponential’s Board, said, “Our Board is firmly focused on maximizing value for shareholders, and we are confident that undertaking a thorough and disciplined review of the opportunities available to the Company will determine the best path forward.”

Mike Nuzzo, CEO of Xponential, said, “Xponential has built a differentiated platform with a leading portfolio of boutique fitness brands and an asset-light franchise model. While the Board conducts this process, the Xponential team is continuing to execute our strategy to position our brands for success.”

Separately, the Board has appointed Nicole Parent Haughey as an independent director. Jair Clarke, Chelsea A. Grayson and Bruce Haase have stepped down from the Board.

Nicole Parent Haughey is a seasoned public company director, former Fortune 50 executive, and operator with a strong track record of value creation. She brings nearly two decades of experience on Wall Street, followed by senior operating and board roles, providing deep expertise in strategy, M&A, capital allocation and financial discipline. Ms. Parent Haughey is the founder of Halsey Loganberry Growth Advisors and currently serves on the Board of Directors of Allegion plc (NYSE: ALLE), a global provider of security products and solutions. She previously served on the Board of Directors of Altra Industrial Motion Corp (formerly NASDAQ: AIMC), which was acquired by Regal Rexnord in 2023. Ms. Parent Haughey has held multiple senior operating roles, including Chief Operating Officer of Island Creek Oysters, an aquaculture company, and Chief Operating Officer of Mimeo, an online printing and content distribution company. Earlier in her career, she co-founded Vertical Research Partners, served as Vice President of Corporate Strategy and Development at United Technologies, and was a Managing Director in Institutional Research at Credit Suisse.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 28 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements include, without limitation, statements regarding the anticipated outcome of the review of strategic alternatives and the anticipated benefit of appointing a new director to the Board of Directors. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: franchisees’ ability to generate sufficient revenues; our ability to anticipate and satisfy consumer preferences; risks related to loss of reputation and brand awareness; our ability to manage changes in executive leadership; our ability to attract and retain key senior management and key employees; risks relating to expansion into international markets; macroeconomic conditions or economic downturns; geopolitical uncertainty, including the impact of the presidential administration in the U.S. trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2025, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contacts

Addo Investor Relations

investor@xponential.com

Media

Matt Sherman / Joseph Sala / Melissa Johnson

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449